As filed with the Securities and Exchange Commission on September 5, 2023

Registration No. 333-273505

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––––––––––––––––

Pre-Effective Amendment No. 1
to

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

–––––––––––––––––––––––––––

CANADIAN IMPERIAL BANK OF COMMERCE
(Exact name of registrant as specified in charter)

–––––––––––––––––––––––––––

Canada	13-1942440
(Province or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

81 Bay Street, CIBC Square
Toronto, Ontario, Canada M5J 0E7
(416) 980-3096
(Address and telephone number of registrants’ principal executive offices)

–––––––––––––––––––––––––––

Achilles M. Perry
Vice President and General Counsel — Capital Markets (U.S., Europe, Asia)

CIBC World Markets Corp.
300 Madison Avenue, 6th Floor
New York, New York, 10017
(212) 667-8316
(Name, address, and telephone number of agent for service in the United States)

–––––––––––––––––––––––––––

Copies to:

Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600	Stacy McLean Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000, Commerce Court Toronto, Ontario, Canada M5L 1A9 (416) 863-2400	Justin Cooke Allen & Overy LLP 1221 Avenue of the Americas New York, New York 10020 (212) 610-6300

–––––––––––––––––––––––––––

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2023

PRELIMINARY PROSPECTUS

US$20,000,000,000

CANADIAN IMPERIAL BANK OF COMMERCE

Senior Debt Securities (unsubordinated indebtedness)
Subordinated Debt Securities (subordinated indebtedness)
Common Shares

–––––––––––––––––––––––––––

Canadian Imperial Bank of Commerce (“CIBC”, “our” or “we”) may from time to time offer and issue the following securities: (i) unsecured unsubordinated debt securities (the “Senior Debt Securities”) that would constitute deposit liabilities of CIBC for purposes of the Bank Act (Canada) (the “Bank Act”), subject to any bail-in conversion, as discussed below; (ii) unsecured subordinated debt securities that would constitute subordinated indebtedness of CIBC for purposes of the Bank Act (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and (iii) common shares (the “Common Shares” and, together with the Debt Securities, the “Securities”).

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific prices and other terms of the securities we are offering in supplements to this prospectus. You should read this prospectus and any applicable supplement(s) carefully before you purchase the Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATORS NOR HAS THE SEC OR ANY STATE SECURITIES REGULATORS PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that CIBC is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement on Form F-3, of which this prospectus forms a part, may reside outside of the United States, and that all or a substantial portion of the assets of CIBC and such persons may be located outside of the United States. See “Limitations on Enforcement of U.S. Laws Against CIBC, Its Management and Others.”

Our outstanding common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “CM.”

The Superintendent of Financial Institutions (Canada) (the “Superintendent”) establishes capital adequacy and total loss absorbency capacity (“TLAC”) requirements for issuances of regulatory capital by banks. These requirements include that all regulatory capital and bail-in instruments must be able to absorb losses in a failed financial institution. In accordance with capital adequacy requirements adopted by the Superintendent, non-common capital instruments, including the Subordinated Debt Securities offered hereby, must include terms providing for the full and permanent conversion of such securities into Common Shares upon the occurrence of certain trigger events relating to financial viability (the “Non-Viability Contingent Capital Provisions”) in order to qualify as regulatory capital. The particular terms and provisions of any Subordinated Debt Securities, including any Non-Viability Contingent Capital Provisions for any such Subordinated Debt Securities that CIBC issues under this prospectus will be described in one or more prospectus supplements (as defined below) relating to such Subordinated Debt Securities.

In addition, under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), the Canada Deposit Insurance Corporation (“CDIC”), as the resolution authority for banks in Canada, has the power to convert, or cause CIBC to convert, in whole or in part, by means of a transaction or series of transactions and in one or more steps, any shares and liabilities of CIBC that are prescribed under the Bank Recapitalization (Bail-in) Conversion Regulations (the “Bail-in Regulations”) into the Common Shares of CIBC or common shares of CIBC’s affiliates (“Bail-in Conversion”), if the Governor in Council (Canada) makes an order under paragraph 39.13(1)(d) of the CDIC Act in respect of CIBC.

Under the Bail-in Regulations, the following Debt Securities are prescribed to be subject to CDIC’s Bail-in Conversion power (collectively, “Bail-in Instruments”):

(i)     any Senior Debt Security that (a) has a term to maturity of more than 400 days (as determined under the Bail-in Regulations) or is perpetual and (b) has been assigned a Committee on Uniform Security Identification Procedures number, International Securities Identification Number or other similar designation; and

(ii)    any Subordinated Debt Security that is not subject to Non-Viability Contingent Capital Provisions,

provided, in each case, that any such Debt Security is issued (x) on or after September 23, 2018 (the “Effective Day”), or (y) before the Effective Day and the terms thereof are amended after the Effective Day to increase its principal amount or to extend its term to maturity.

Covered bonds, eligible financial contracts, and structured notes, as defined in the Bail-in Regulations, and certain other instruments specified in the Bail-in Regulations are not subject to a Bail-in Conversion.

Under the capital adequacy and TLAC guidelines adopted by the Superintendent, Bail-in Instruments that meet the criteria set out in those guidelines count towards a bank’s required TLAC requirement, which domestic systemically important banks, including CIBC, must satisfy.

The Senior Debt Securities (including any Senior Debt Securities that are Bail-in Instruments if a Bail-in Conversion has not occurred) will be direct unsecured unsubordinated obligations that rank equally and rateably with all of CIBC’s other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The Subordinated Debt Securities will be direct unsecured obligations of CIBC constituting subordinated indebtedness for the purposes of the Bank Act ranking equally and rateably with all of CIBC’s other subordinated indebtedness from time to time outstanding.

The Debt Securities will not constitute deposits that are insured under the CDIC Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

–––––––––––––––––––––––––––

Investing in the Securities involves risks. You should carefully consider the risk factors described in this prospectus and in any applicable prospectus supplement together with the risk factors described in our filings with the SEC. See “Risk Factors” on page 1.

We may use this prospectus in the initial sale of the Securities described herein. In addition, we or our affiliates may use this prospectus in a market-making transaction in any of these Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction. See “Plan of Distribution.”

–––––––––––––––––––––––––––

The date of this prospectus is September            , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed on Form F-3 with the SEC. We may sell up to US$20,000,000,000 in aggregate initial offering price of Securities (or the U.S. dollar equivalent thereof at the time of issuance, if any, if the Securities are denominated in a currency or currency unit other than U.S. dollars) during the period that this prospectus, including any amendments hereto, remains valid. This prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide one or more prospectus supplements, together with one or more pricing supplements and/or other types of offering documents or supplements (together referred to herein as a “prospectus supplement”) containing specific information about the terms of the Securities being offered thereunder. The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of CIBC or the holder, any exchange or conversion terms and any other specific terms and (ii) in the case of Common Shares, the currency or currency unit for which the Common Shares may be purchased, the number of Common Shares and the offering price.

A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those Securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement, which information shall modify or supersede any inconsistent information in the prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Available Information.”

We may sell Securities to underwriters who will sell the Securities to the public on terms fixed at the time of sale. In addition, the Securities may be sold by us directly or through dealers or agents designated from time to time (such underwriters, dealers and agents collectively referred to in this prospectus as “Investment Dealers” and individually as an “Investment Dealer”). If we, directly or through agents, solicit offers to purchase the Securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the Investment Dealers, if any, together with the terms of the offering, the compensation of the Investment Dealers and the net proceeds to us. Any Investment Dealers participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

In this prospectus, unless the context otherwise indicates, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce and its subsidiaries. References to “$” and “Cdn$” and “dollars” are to Canadian dollars and references to “US$” are to U.S. dollars.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are incorporated by reference herein, contains forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements made about our operations, business lines, financial condition, risk management, priorities, targets and sustainability commitments (including with respect to net zero emissions and our environmental, social and governance (“ESG”) related activities), ongoing objectives, strategies, the regulatory environment in which we operate and outlook for calendar year 2023 and subsequent periods. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “target,” “predict,” “commit,” “ambition,” “goal,” “strive,” “project,” “objective” and other similar expressions or future or conditional verbs such as “will,” “may,” “should,” “would” and “could.” By their nature, these statements require us to make assumptions and are subject to inherent risks and uncertainties that may be general or specific. Given the continuing impact of high inflation, rising interest rates, ongoing adverse developments in the U.S. banking sector which adds pressure on liquidity and funding conditions for the financial industry, the impact of hybrid work arrangements and higher interest rates on the U.S. real estate sector, potential recession and the war in Ukraine on the global economy, financial markets, and our business, results of operations, reputation and financial condition, there is inherently more uncertainty associated with our assumptions as compared to prior periods. A variety of factors, many of which are beyond our control, affect our operations, performance and results, and could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. These factors include:

•        inflationary pressures;

•        global supply-chain disruptions;

•        geopolitical risk, including from the war in Ukraine;

•        the occurrence, continuance or intensification of public health emergencies, such as the impact of COVID-19, and any related government policies and actions;

•        credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risk;

•        currency value and interest rate fluctuations, including as a result of market and oil price volatility;

•        the effectiveness and adequacy of our risk management and valuation models and processes;

•        legislative or regulatory developments in the jurisdictions where we operate, including the Organisation for Economic Co-operation and Development Common Reporting Standard, and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision’s global standards for capital and liquidity reform, and those relating to bank recapitalization legislation and the payments system in Canada;

•        amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance;

•        exposure to, and the resolution of, significant litigation or regulatory matters, our ability to successfully appeal adverse outcomes of such matters and the timing, determination and recovery of amounts related to such matters;

•        the effect of changes to accounting standards, rules and interpretations;

•        changes in our estimates of reserves and allowances;

•        changes in tax laws;

•        changes to our credit ratings;

•        political conditions and developments, including changes relating to economic or trade matters;

•        the possible effect on our business of international conflicts, such as the war in Ukraine, and terrorism;

•        natural disasters, disruptions to public infrastructure and other catastrophic events;

•        reliance on third parties to provide components of our business infrastructure;

•        potential disruptions to our information technology systems and services;

•        increasing cyber security risks, which may include theft or disclosure of assets, unauthorized access to sensitive information, or operational disruption;

•        social media risk;

•        losses incurred as a result of internal or external fraud;

•        anti-money laundering;

•        the accuracy and completeness of information provided to us concerning clients and counterparties;

•        the failure of third parties to comply with their obligations to us and our affiliates or associates;

•        intensifying competition from established competitors and new entrants in the financial services industry including through internet and mobile banking;

•        technological change;

•        global capital market activity;

•        changes in monetary and economic policy;

•        general business and economic conditions worldwide, as well as in Canada, the United States and other countries where we have operations, including increasing Canadian household debt levels and global credit risks;

•        climate change and other ESG related risks;

•        our success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels;

•        changes in client spending and saving habits;

•        our ability to attract and retain key employees and executives;

•        our ability to successfully execute our strategies and complete and integrate acquisitions and joint ventures;

•        the risk that expected benefits of an acquisition, merger or divestiture will not be realized within the expected time frame or at all; and

•        our ability to anticipate and manage the risks associated with these factors.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Additional information about these factors can be found in the “Management’s discussion and analysis — Management of risk” section of our Annual Report for the fiscal year ended October 31, 2022, which is attached to our Form 40-F for the fiscal year ended October 31, 2022 filed with the SEC on December 1, 2022 (the “2022 Annual Report”), our Report to Shareholders for the First Quarter, 2023, which is attached as an exhibit to our Form 6-K dated February 24, 2023 filed with the SEC on February 24, 2023 (the “2023 First Quarter Report”), our Report to Shareholders for the Second Quarter, 2023, which is attached as an exhibit to CIBC’s Form 6-K dated May 25, 2023 filed with the SEC on May 25, 2023 (the “2023 Second Quarter Report”) and our Report to Shareholders for the Third Quarter, 2023, which is attached as an exhibit to CIBC’s Form 6-K dated August 31, 2023 filed with the SEC on August 31, 2023 (the “2023 Third Quarter Report”), which are incorporated by reference into this prospectus. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. See “Risk Factors” in this prospectus and the documents incorporated by reference herein. Any forward-looking statements contained in this prospectus represent the views of management only as of the date hereof. We do not undertake to update any forward-looking statement that is contained in this prospectus or the documents incorporated by reference in this prospectus except as required by law.

AVAILABLE INFORMATION

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the SEC are available, and reports and other information filed or furnished in the future with or to the SEC will be available, to the public over the Internet free of charge from the SEC’s EDGAR System at www.sec.gov. Information about us also is available on our website at www.cibc.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

We have filed with the SEC, under the Securities Act, a registration statement on Form F-3 with respect to the Securities offered by this prospectus. This prospectus forms a part of that registration statement. This prospectus does not contain all of the information that is set forth in the registration statement, certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to an exhibit to the registration statement, if applicable, for a more complete description of the matter, each such statement being qualified in its entirety by such reference. For further information with respect to us and the Securities offered by this prospectus, reference is made to the registration statement and the exhibits thereto, which will be publicly available as described in the preceding paragraph.

v

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

The following documents are incorporated by reference into this prospectus:

(i)     CIBC’s Annual Report on Form 40-F for the fiscal year ended October 31, 2022, filed on December 1, 2022 (accession number: 0001193125-23-295936);

(ii)    CIBC’s Report on Form 6-K filed on December 1, 2022 (accession number: 0001193125-22-295927);

(iii)   CIBC’s Report on Form 6-K filed on December 2, 2022 (accession number: 0001213900-22-077063);

(iv)   CIBC’s Report on Form 6-K filed on January 4, 2023 (accession number: 0001213900-23-000686);

(v)    CIBC’s Report on Form 6-K filed on February 21, 2023 (accession number: 0001213900-23-012980);

(vi)   CIBC’s Reports on Form 6-K filed on February 24, 2023 (accession numbers: 0001193125-23-047531, 0001193125-23-047516 and 0001193125-23-047514);

(vii)  CIBC’s Report on Form 6-K filed on March 2, 2023 (accession number: 0001193125-23-057730);

(viii) CIBC’s Reports on Form 6-K filed on May 25, 2023 (accession numbers: 0001193125-23-153489, 0001193125-23-153493, and 0001193125-23-153501); and

(ix)   CIBC’s Reports on Form 6-K filed on August 31, 2023 (accession numbers: 0001193125-23-225428, 0001193125-23-225432 and 0001193125-23-225451).

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we file with the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference herein, at no cost, by writing or telephoning us at Canadian Imperial Bank of Commerce, 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7, Attention: Investor Relations, telephone: 1-416-861-8870. All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC, and are or will be available from the SEC’s EDGAR System at www.sec.gov.

PRESENTATION OF FINANCIAL INFORMATION

CIBC maintains its financial books and records, and prepares its consolidated financial statements, including comparative information, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Pursuant to SEC rules, CIBC is permitted to present its financial statements in accordance with IFRS without a reconciliation to U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, certain financial information included in or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. GAAP.

Additionally, CIBC publishes its consolidated financial statements in Canadian dollars. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars, unless specified otherwise.

CANADIAN IMPERIAL BANK OF COMMERCE

CIBC is a diversified financial institution governed by the Bank Act. CIBC’s registered and head office is located in 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7, telephone: 1-416-980-3096. CIBC was formed in 1961 through the amalgamation of The Canadian Bank of Commerce (originally incorporated in 1858) and Imperial Bank of Canada (originally incorporated in 1875).

Additional information with respect to CIBC’s businesses is included in the documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

RISK FACTORS

Investment in the Securities is subject to various risks, including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. Before deciding whether to invest in any Securities, investors should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a prospectus supplement, as the case may be, relating to a specific offering of Securities. You should consider the categories of risks identified and discussed or incorporated by reference in the management’s discussion and analysis of financial condition and results of operations included in our 2022 Annual Report, our 2023 First Quarter Report, our 2023 Second Quarter Report and our 2023 Third Quarter Report, including those summarized under “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be added to the general funds of CIBC and will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The following describes the material terms of the Debt Securities. The Senior Debt Securities will be issued under the indenture which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Subordinated Debt Securities will be issued under an indenture (the “subordinated indenture”), between CIBC and a trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each individually as an “indenture.” The specific terms applicable to a particular issuance of Debt Securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement. In this section, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce, the issuer of the Senior Debt Securities, and not its subsidiaries.

The following is a summary of the material terms and provisions of the indentures and the Debt Securities. You should refer to the indenture and the form of the subordinated indenture and the Debt Securities for complete information regarding the terms and provisions of the indentures and the Debt Securities. The indentures are subject to and governed by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and applicable Canadian trust indenture legislation. The indentures are substantially identical, except for the events of default, which are more limited in the subordinated indenture, and the provisions relating to subordination.

Ranking

Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a Debt Security, you are one of our unsecured creditors.

The Senior Debt Securities (including any Senior Debt Securities that are Bail-in Instruments if a Bail-in Conversion has not occurred) will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law. The Subordinated Debt Securities will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated indenture. If an NVCC Automatic Conversion (as defined below) occurs, or if the Subordinated Debt Securities are not subject to Non-Viability Contingent Capital Provisions and a Bail-in Conversion occurs, the rights, terms and conditions of the Subordinated Debt Securities, including with respect to priority and subordination, will no longer be relevant as all the Subordinated Debt Securities will have been converted into Common Shares which will rank on parity with all other outstanding Common Shares.

In the event we become insolvent, our governing legislation provides that, for so long as a Bail-in Conversion, or a trigger event as contemplated under the specific Non-Viability Contingent Capital Provisions, has not occurred, priorities among payments of our deposit liabilities (including payments in respect of the Senior Debt Securities) and payments of all of our other liabilities (including payments in respect of the Subordinated Debt Securities issued hereunder) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. In addition, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the Debt Securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of Debt Securities should look only to our assets for payments on the Debt Securities.

The Debt Securities will not constitute deposits that are insured under the CDIC Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

General

We may issue as many distinct series of Debt Securities under either indenture as we wish. The provisions of the indenture and the subordinated indenture allow us not only to issue Debt Securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of Debt

Securities and issue additional Debt Securities of that series. We do not intend to re-open a previous issue of a series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to Bail-in Conversion. We may issue Debt Securities in amounts that exceed the total amount specified on the cover of your applicable prospectus supplement at any time without your consent and without notifying you. In addition, we may issue additional Debt Securities of any series at any time without your consent and without notifying you. Subject to regulatory capital and TLAC requirements applicable to CIBC, there is no limit on the amount of Senior Debt Securities or Subordinated Debt Securities that CIBC may issue. We may also issue other securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the Debt Securities that are common to all series, subject to any modifications contained in the applicable prospectus supplement. Most of the specific terms of your series will be described in the applicable prospectus supplement accompanying this prospectus. The specific terms of your Debt Security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplements and this prospectus, the information in the most recent applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your Debt Securities. Because this section is a summary, it does not describe every aspect of the Debt Securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of Debt Securities, including definitions of certain terms used in the indentures and the applicable series of Debt Securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of Debt Securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the Debt Securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable prospectus supplement relating to the original issue discount securities will describe U.S. federal and other relevant income tax considerations and other special considerations applicable to them. The Debt Securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the applicable prospectus supplement relating to any of the particular Debt Securities. An applicable prospectus supplement relating to specific Debt Securities will also describe any special considerations and any material tax considerations applicable to such Debt Securities, including whether and under what circumstances we will pay additional amounts on or for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the Debt Securities rather than pay the additional amounts. See “Material Income Tax Consequences” in this prospectus for a discussion of material U.S. and Canadian federal income tax considerations generally applicable to an investment in the Securities.

When we refer to a series of Debt Securities, we mean a series issued under the indenture pursuant to which the Debt Securities will be issued. Each series of Debt Securities is a single distinct series under the indenture pursuant to which it will be issued and we may issue Debt Securities of each series in such amounts, at such times and on such terms as we wish. The Debt Securities of each series may differ from one another, and from any other series, in their terms, but all Debt Securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued, except as described in the section “— Events of Default” below or the applicable prospectus supplements.

We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplements will describe the terms of any series of Debt Securities being offered, including:

•        the title of the series of Debt Securities;

•        any limit on the aggregate principal amount of the series of Debt Securities;

•        the person to whom interest on a Debt Security is payable, if other than the holder on the regular record date;

•        the date or dates on which the series of Debt Securities will mature;

•        the rate or rates (which may be fixed or variable) per annum, at which the series of Debt Securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•        the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•        the place or places where the principal of, premium, if any, and interest on the Debt Securities is payable;

•        any mandatory or optional sinking funds or similar provisions;

•        if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions or provisions for redemption at our option or the option of the holder, if any;

•        if applicable, the terms and conditions upon which the Debt Securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•        the portion of the principal amount of the Debt Securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•        if other than denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, the denominations in which the series of Debt Securities will be issuable;

•        the currency of payment of principal, premium, if any, and interest on the series of Debt Securities;

•        if the currency of payment for principal, premium, if any, and interest on the series of Debt Securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•        whether the Subordinated Debt Securities will be convertible into Common Shares and/or exchangeable for other securities and, if so, the terms and conditions upon which such Subordinated Debt Securities will be so convertible or exchangeable;

•        whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the specific subordination provisions applicable thereto;

•        whether Senior Debt Securities will constitute Bail-in Instruments;

•        any formula or other method used to determine the number of Common Shares to be issued upon the occurrence of an NVCC Automatic Conversion;

•        the applicability of the provisions described under “— Defeasance” below;

•        any event of default under the series of Debt Securities if different from those described under “— Events of Default” below;

•        if the series of Debt Securities will be issuable only in the form of a global Debt Security, the depositary or its nominee with respect to the series of Debt Securities and the circumstances under which the global Debt Security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•        any other special feature of the series of Debt Securities.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell Debt Securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approvals, purchase Debt Securities in the open market or in private transactions to be held by us or cancelled.

Covenants

Except as otherwise provided in the applicable prospectus supplement with respect to any series of Debt Securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or from purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the Debt Securities upon a change in control or other events that may adversely affect the creditworthiness of the Debt Securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable prospectus supplement.

Mergers and Similar Events

Each of the indentures provides that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•        When we merge, amalgamate, consolidate or otherwise are combined with, or acquired by, another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the Debt Securities issued thereunder.

•        The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would become an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were both disregarded.

If the conditions described above are satisfied with respect to any series of Debt Securities, we will not need to obtain the consent of the holders of that series of Debt Securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•        any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•        any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•        any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of Debt Securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indentures and the Debt Securities issued thereunder.

Changes Requiring Consent of Each Holder.    First, there are changes that cannot be made to the indentures or the Debt Securities without the consent of each holder of a series of Debt Securities affected by the change under a particular indenture. Following is a list of those types of changes:

•        change the stated maturity of the principal or reduce the interest on a Debt Security;

•        reduce any amounts due on a Debt Security;

•        reduce the amount of principal payable upon acceleration of the maturity of a Debt Security (including the amount payable on an original issue discount security) following a default;

•        change the currency of payment on a Debt Security;

•        change the place of payment for a Debt Security;

•        impair a holder’s right to sue for payment;

•        impair a holder’s right to require repurchase on the original terms of those Debt Securities that provide a right of repurchase;

•        reduce the percentage of holders of Debt Securities whose consent is needed to modify or amend the indenture;

•        reduce the percentage of holders of Debt Securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•        modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Consent.    The second type of change to the indentures and the Debt Securities is the kind that requires the consent of holders of Debt Securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect the rights of holders of the Debt Securities. We may also obtain a waiver of a past default from the holders of Debt Securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the Debt Securities described above under “— Changes Requiring Consent of Each Holder” unless we obtain the individual consent of each holder of Debt Securities of the affected series to the waiver.

Changes Not Requiring Consent.    The third type of change to the indentures and the Debt Securities does not require the consent by holders of Debt Securities. This type of change is limited to the issuance of new series of Debt Securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the Debt Securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular Debt Security, even if they affect other Debt Securities. In those cases, we do not need to obtain the approval of the holder of that Debt Security; we need only obtain any required approvals from the holders of the affected Debt Securities.

Modification of Subordination Provisions.    The fourth type of change to the indenture and the Debt Securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of Subordinated Debt Securities, voting together as one class. We may not modify the subordination provisions of the subordinated indenture in a manner that would adversely affect in any material respect the outstanding Subordinated Debt Securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of Subordinated Debt Securities, voting together as one class.

Modification of Bail-inable Debt Securities.    Where an amendment, modification or other variance that can be made to the indenture or the bail-inable Debt Securities would affect the recognition of those bail-inable Debt Securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

Further Details Concerning Voting.    When seeking consent, we will use the following rules to decide the principal amount to attribute to a Debt Security:

•        For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the Debt Securities were accelerated to that date because of a default.

•        For Debt Securities whose principal amount is not known, we will use a special rule for that Debt Security described in the applicable prospectus supplement.

•        For Debt Securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt Securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those Debt Securities. Debt Securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “— Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the Debt Securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Debt Securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the Trustee or the trustee under the subordinated indenture, as applicable, will be entitled to set a record date for action by holders. If the Trustee or the trustee under the subordinated indenture, as applicable, or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding Debt Securities of that series on the record date. We or the relevant trustee as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Special Provisions Related to Bail-inable Debt Securities

The indenture pursuant to which the Senior Debt Securities will be issued provides for certain provisions applicable to bail-inable debt securities. The prospectus supplement will describe the specific terms of bail-inable debt securities we may issue and specify whether or not your Debt Security is a bail-inable Debt Security.

Agreement with Respect to the Exercise of Canadian Bail-in Powers

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to (i) agree to be bound, in respect of the bail-inable Debt Securities, by the CDIC Act, including the conversion of the bail-inable Debt Securities, in whole or in part — by means of a transaction or series of transactions and in one or more steps — into common shares of CIBC or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable Debt Securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable Debt Securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that CIBC has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable Debt Securities for the express purpose of investing in the bail-inable Debt Securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above, are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable Debt Securities, any other law that governs the bail-inable Debt Securities and any other agreement, arrangement or understanding between that holder or beneficial owner and CIBC with respect to the bail-inable Debt Securities.

Holders and beneficial owners of bail-inable Debt Securities will have no further rights in respect of their bail-inable Debt Securities to the extent those bail-inable Debt Securities are converted upon a Bail-in Conversion other than those provided under the bail-in regime, and by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to irrevocably consent to the converted portion of the principal amount of that Debt Security and any accrued and unpaid interest thereon being deemed paid in full by CIBC by the issuance of common shares of CIBC (or, if applicable, any of its affiliates) upon the occurrence of a Bail-in Conversion, which Bail-in Conversion will occur without any further action on the part of that holder or beneficial owner or the Trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable Debt Security that acquires an interest in the bail-inable Debt Security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable Debt Securities related to the bail-in regime.

Trustee and Trustee’s Duties

The Trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “— Events of Default” below. However, by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to acknowledge and agree that the Bail-in Conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee, for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that, upon a Bail-in Conversion, or other action pursuant to the bail-in regime with respect to bail-inable Debt Securities,

•        the Trustee will not be required to take any further directions from holders of those bail-inable Debt Securities under Section 512 (Control by Holders) of the indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Debt Securities to direct certain actions relating to the Debt Securities; and

•        the indenture will not impose any duties upon the Trustee whatsoever with respect to a Bail-in Conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a Bail-in Conversion, the relevant bail-inable Debt Securities remain outstanding (for example, if not all bail-inable Debt Securities are converted), then the Trustee’s duties under the indenture will remain applicable with respect to those bail-inable Debt Securities following such completion to the extent that CIBC and the Trustee will agree pursuant to a supplemental indenture or an amendment to the indenture; provided, however, that notwithstanding the Bail-in Conversion, there will at all times be a Trustee for the bail-inable Debt Securities in accordance with the indenture, and the resignation and/or removal of the Trustee, the appointment of a successor Trustee and the rights of the Trustee or any successor Trustee will continue to be governed by the indenture, including to the extent no additional supplemental indenture or amendment to the indenture is agreed upon in the event the relevant bail-inable Debt Securities remain outstanding following the completion of the Bail-in Conversion.

DTC — Bail-in Conversion

Upon a Bail-in Conversion, we will provide a written notice to The Depository Trust Company (“DTC”) and the holders of bail-inable Debt Securities through DTC as soon as practicable regarding such Bail-in Conversion. CIBC will also deliver a copy of such notice to the Trustee for information purposes.

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable Debt Security to take any and all necessary action, if required, to implement the Bail-in Conversion or other action pursuant to the bail-in regime with respect to the bail-inable Debt Security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent.

Special Provisions Related to the Subordinated Debt Securities

The Subordinated Debt Securities will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of Subordinated Debt Securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on these Debt Securities.

If we become insolvent or are wound-up, for so long as a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions or a Bail-in Conversion has not occurred in respect of such Subordinated Debt Securities that are Bail-in Instruments, the Subordinated Debt Securities issued and outstanding under the subordinated indenture will rank equally with, but not prior to, all other subordinated indebtedness and subordinate in right of payment to the prior payment in full of all other indebtedness of CIBC then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness under certain circumstances.

For these purposes, “indebtedness” at any time means:

1.      the deposit liabilities of CIBC at such time; and

2.      all other liabilities and obligations of CIBC to third parties (other than fines or penalties that, pursuant to the Bank Act, are a last charge on the assets of CIBC in the case of insolvency of CIBC and obligations to shareholders of CIBC, as such) which would entitle such third parties to participate in a distribution of CIBC’s assets in the event of the insolvency or winding-up of CIBC.

“Subordinated indebtedness” at any time means:

1.      the liability of CIBC in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

2.      for so long as an NVCC Automatic Conversion has not occurred, any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of CIBC and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

3.      any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of CIBC and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate thereto pursuant to the terms of the instrument evidencing or creating the same; and

4.      the Subordinated Debt Securities, which for so long as an NVCC Automatic Conversion has not occurred, will rank equally to CIBC’s outstanding subordinated indebtedness.

Upon the occurrence of a trigger event as contemplated under the specific Non-Viability Contingent Capital Provisions, each outstanding Subordinated Debt Security will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into a number of Common Shares that shall be based on a specified formula or other method used to determine such number of Common Shares to be issued as set out in the indenture and the applicable prospectus supplement relating to such Subordinated Debt Securities (an “NVCC Automatic Conversion”).

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of Debt Securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of Debt Securities if we so specify in the applicable prospectus supplement. Any defeasance or covenant defeasance with respect to bail-inable Debt Securities that would result in CIBC not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline (as defined herein) will be subject to the prior approval of the Superintendent.

Full Defeasance.    If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the Debt Securities of a series, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•        We must deposit in trust for the benefit of all holders of the Debt Securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the Debt Securities of that series on their various due dates sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the amounts owned.

•        There must be a change in current U.S. federal income tax law or a ruling by the U.S. Internal Revenue Service (“IRS”) that lets us make the above deposit without causing the holders to be taxed on the Debt Securities of that series any differently than if we did not make the deposit and just repaid the Debt Securities of that series ourselves. (Under current U.S. federal income tax law, the deposit and our legal release from the obligations pursuant to the Debt Securities would be treated as though we took back your Debt Securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the Debt Securities you give back to us.)

•        We must deliver to the Trustee or the trustee under the subordinated indenture, as applicable, a legal opinion of our counsel confirming the tax-law change described above and that the holders of the Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

In the case of the Subordinated Debt Securities, the following requirement must also be met:

•        No event or condition may exist that, under the provisions described under “— Special Provisions Related to the Subordinated Debt Securities” above, would prevent us from making payments of principal, premium or interest on those Subordinated Debt Securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the Debt Securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance.    Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the Debt Securities of a series that may be described in the applicable prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government, U.S. government agency or U.S. government-sponsored entity notes or bonds set aside in trust to repay the Debt Securities. In order to achieve covenant defeasance, we must do the following:

•        Deposit in trust for the benefit of all holders of the Debt Securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the Debt Securities of that series on their various due dates sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the amounts owned.

•        Deliver to the Trustee or the trustee under the subordinated indenture, as applicable, a legal opinion of our counsel confirming that the holders of the Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the Debt Securities would no longer apply:

•        Covenants applicable to the series of Debt Securities and described in the applicable prospectus supplement.

•        Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the Debt Securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the Debt Securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the indenture, the term “event of default” in respect of any series of Senior Debt Securities means any of the following:

•        We do not pay the principal of, or interest on, a Senior Debt Security of that series and, in each case, such default continues for longer than 30 business days.

•        We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•        Any other event of default described in the applicable prospectus supplement occurs.

Under the subordinated indenture, the term “event of default” in respect of any series of Subordinated Debt Securities means any of the following:

•        We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•        Any other event of default described in the applicable prospectus supplement occurs.

A Bail-in Conversion will not constitute a default or an event of default under the indentures.

Remedies If an Event of Default Occurs.    If an event of default occurs, the Trustee or the trustee under the subordinated indenture, as applicable, will have special duties. In that situation, the Trustee or the trustee under the subordinated indenture, as applicable, will be obligated to use those of their rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the Trustee or the trustee under the subordinated indenture, as applicable, or the holders of at least 25% in principal amount of the outstanding Debt Securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected Debt Security) and accrued interest on all of the Debt Securities of that series to be due and immediately payable. This is called a “declaration of acceleration.” The declaration of acceleration is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the Trustee or the trustee under the subordinated indenture, as applicable, must take the aforementioned action or the holders must direct the Trustee or the trustee under the subordinated indenture, as applicable, to act as described in this section below. Furthermore, a declaration of acceleration may be cancelled in certain circumstances, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the Debt Securities of the affected series. If you are the holder of a Subordinated Debt Security, the principal amount of the Subordinated Debt Security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable U.S. or Canadian banking law prohibit the payment of any amounts due under the Debt Securities before a specified time, then the obligation to make such payment shall be subject to such prohibition.

Holders or beneficial owners of bail-inable Debt Securities may only exercise, or direct the exercise of, the rights described in this section if the Governor in Council (Canada) has not made an order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of CIBC. Notwithstanding the exercise of those rights, bail-inable Debt Securities will continue to be subject to Bail-in Conversion until repaid in full. For greater certainty, no person may terminate or amend any agreement with CIBC that is in relation to any of CIBC’s bail-inable Debt Securities, claim an accelerated payment or forfeiture of the term under such an agreement or demand payment of any amount under such an agreement, by reason only of a monetary default by CIBC in the performance of bail-inable Debt Securities, when that default occurs after a Bail-in Conversion order is made under paragraph 39.13(1)(d) of the CDIC Act but before the Bail-in Conversion.

You should read carefully the applicable prospectus supplement relating to any series of Debt Securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the Trustee or the trustee under the subordinated indenture, as applicable, has the special duties described above, the Trustee or the trustee under the subordinated indenture, as applicable, is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee or the trustee under the subordinated indenture, as applicable, reasonable protection from expenses and liability called an indemnity reasonably satisfactory to the Trustee or the trustee under the subordinated indenture, as applicable. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding Debt Securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee or the trustee under the subordinated indenture, as applicable. These majority holders may also direct the Trustee or the trustee under the subordinated indenture, as applicable, in performing any other action under the applicable indenture with respect to the Debt Securities of that series.

Before you bypass the Trustee or the trustee under the subordinated indenture, as applicable, and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Debt Securities the following must occur:

•        the holder of the Debt Security must give the Trustee or the trustee under the subordinated indenture, as applicable, written notice that an event of default has occurred and remains uncured;

•        the holders of not less than 25% in principal amount of all outstanding Debt Securities of the relevant series must make a written request that the Trustee or the trustee under the subordinated indenture, as applicable, take action because of such event of default;

•        such holder or holders must offer reasonable indemnity to the Trustee or the trustee under the subordinated indenture, as applicable, against the cost and other liabilities of taking that action;

•        the Trustee or the trustee under the subordinated indenture, as applicable, must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•        the Trustee or the trustee under the subordinated indenture, as applicable, has not received any direction from a majority in principal amount of all outstanding Debt Securities of the relevant series that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Debt Security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE OR THE TRUSTEE UNDER THE SUBORDINATED INDENTURE, AS APPLICABLE, AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the relevant trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the Debt Securities issued under it, or else specifying any default.

Canadian Bank Resolution Powers

General

Under Canadian bank resolution powers, CDIC may, in circumstances where CIBC has ceased, or is about to cease, to be viable or in certain other circumstances, assume temporary control or ownership of CIBC and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of the assets of CIBC, and the power to carry out or cause CIBC to carry out a transaction or a series of transactions the purpose of which is to restructure the business of CIBC. As part of the Canadian bank resolution powers, certain provisions of and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as “domestic systemically important banks,” or “D-SIBs,” which include CIBC.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that CIBC has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, or in certain other circumstances specified in the CDIC Act, the Superintendent, after providing CIBC with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•        vesting in CDIC, the shares and subordinated debt of CIBC specified in the Order, which we refer to as a “vesting order”;

•        appointing CDIC as receiver in respect of CIBC, which we refer to as a “receivership order”;

•        if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly owned by CDIC and specifying the date and time as of which CIBC’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•        if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing CIBC to convert, in whole or in part — by means of a transaction or series of transactions and in one or more steps — the shares and liabilities of CIBC that are subject to the bail-in regime into common shares of CIBC or any of its affiliates, which we refer to as a “conversion order.”

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of CIBC and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of CIBC, and the power to carry out or cause CIBC to carry out a transaction or a series of transactions the purpose of which is to restructure the business of CIBC.

Under a bridge bank order, CDIC has the power to transfer CIBC’s insured deposit liabilities and certain assets and other liabilities of CIBC to a bridge institution. Upon the exercise of that power, any assets and liabilities of CIBC that are not transferred to the bridge institution would remain with CIBC, which would then be wound up. In such a scenario, any liabilities of CIBC, including any outstanding Debt Securities (whether or not such Debt Securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of CIBC.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of CIBC or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number is subject to a Bail-in Conversion. Shares, other than common shares, and subordinated debt of CIBC are also subject to a Bail-in Conversion, unless they are non-viability contingent capital.

Shares and liabilities issued before September 23, 2018 are not subject to a Bail-in Conversion unless, in the case of any such liability, including any Debt Securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a Bail-in Conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a Bail-in Conversion. To the extent that any Debt Securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a Bail-in Conversion. The terms and conditions of the Bail-in Conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of CIBC that are subject to a Bail-in Conversion, into common shares of CIBC or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a Bail-in Conversion are converted into common shares of CIBC or any of its affiliates. CDIC determines the timing of the Bail-in Conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•        in carrying out a Bail-in Conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•        CDIC must use its best efforts to ensure that shares and liabilities subject to a Bail-in Conversion are only converted after all subordinate ranking shares and liabilities that are subject to a Bail-in Conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted at the same time;

•        CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a Bail-in Conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a Bail-in Conversion, is converted on a pro rata basis for all shares or liabilities subject to a Bail-in Conversion of equal rank that are converted during the same restructuring period;

•        holders of shares and liabilities that are subject to a Bail-in Conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a Bail-in Conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•        holders of shares or liabilities subject to a Bail-in Conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•        holders of shares or liabilities subject to a Bail-in Conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a Bail-in Conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value the holders of bail-inable debt securities would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of CIBC, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to CIBC, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up CIBC has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a Bail-in Conversion; (b) common shares that are the result of a Bail-in Conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, CIBC, the liquidator of CIBC, if CIBC is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council (Canada) for the purposes of facilitating the acquisition, management or disposal of real property or other assets of CIBC that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a Bail-in Conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case, such offer or notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice. On June 29, 2021, the Budget Implementation Act, 2021, No. 1 introduced certain amendments to the CDIC Act. The amendments provide that in reviewing CDIC’s determination of compensation, the assessor must decide whether CDIC made its determination based on an erroneous finding of fact that it made in a perverse or capricious manner or without regard for the material before it or on an unreasonable estimate. If the assessor decides that CDIC did not make its determination based on such a finding of fact or on such an estimate, the assessor must confirm CDIC’s determination. However, if the assessor decides that CDIC made its determination based on such a finding of fact or on such an estimate, then the assessor must determine, in accordance with regulations and bylaws made under the CDIC Act, the amount of compensation, if any, to be paid and substitute the assessor’s determination for CDIC’s determination.

By its acquisition of an interest in any bail-inable debt securities, each holder or beneficial owner of that debt security is deemed to agree to be bound by a Bail-in Conversion and so will have no further rights in respect of its bail-inable debt securities to the extent those bail-inable debt securities are converted in a Bail-in Conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, notes are assigned to an entity which is then wound-up.

TLAC Guideline

In connection with the bail-in regime, the Office of the Superintendent guideline on TLAC (the “TLAC Guideline”) applies to and establishes standards for D-SIBs, including CIBC. Under the TLAC Guideline, CIBC is required to maintain an amount of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of CIBC.

In order to comply with the TLAC Guideline, our indenture provides for terms and conditions for the bail-inable Debt Securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of CIBC under the TLAC Guideline. Those criteria include the following:

•        CIBC cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable Debt Securities;

•        the bail-inable Debt Security is not subject to set-off or netting rights;

•        the bail-inable Debt Security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that:

(i)     acceleration is only permitted where an Order has not been made in respect of CIBC; and

(ii)    notwithstanding any acceleration, the instrument continues to be subject to a Bail-in Conversion prior to its repayment;

•        the bail-inable Debt Security may be redeemed or purchased for cancellation only at the initiative of CIBC and, where the redemption or purchase would lead to a breach of CIBC’s TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•        the bail-inable Debt Security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on CIBC’s credit standing; and

•        where an amendment or variance of the bail-inable Debt Security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Form, Exchange and Transfer

Unless we specify otherwise in the applicable prospectus supplement, the Debt Securities will be issued:

•        only in fully-registered form;

•        without interest coupons; and

•        in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

If a Debt Security is issued as a registered global Debt Security, only the depositary will be entitled to transfer and exchange the Debt Security as described in this subsection because the depositary will be the sole registered holder of the Debt Security and is referred to below as the “holder.” Those who own beneficial interests in a global Debt Security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders of Debt Securities issued in fully-registered form may have their Debt Securities broken into more Debt Securities of smaller denominations of not less than US$2,000, or combined into fewer Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of Debt Securities at the office of the Trustee or the trustee under the subordinated indenture, as applicable. Debt Securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated Debt Securities at that office. The Trustee or the trustee under the subordinated indenture, as applicable, acts as our agents for registering Debt Securities in the names of holders and registering the transfer of Debt Securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The Trustee or the trustee under the subordinated indenture, as applicable, may require an indemnity before replacing any Debt Securities.

Holders will not be required to pay a service charge to register the transfer or exchange of Debt Securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the Debt Securities are redeemable and we redeem less than all of the Debt Securities of a particular series, we may block the registration of transfer or exchange of Debt Securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed.

The Trustee

The Trustee or the trustee under the subordinated indenture, as applicable, makes no representation or warranty, whether express or implied, with respect to CIBC or the Debt Securities and other matters described in this prospectus. The Trustee or the trustee under the subordinated indenture, as applicable, has not prepared or reviewed any of the information included in this prospectus, except the Trustee or the trustee under the subordinated indenture, as applicable, has consented to the use of its name. Such approval does not constitute a representation or approval by the Trustee or the trustee under the subordinated indenture, as applicable, of the accuracy or sufficiency of any information contained in this prospectus.

Payment and Paying Agents

We will pay interest to the person listed in the relevant trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Debt Security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the applicable prospectus supplement. Holders buying and selling Debt Securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the person who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the Debt Securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the Debt Securities at the office of the paying agent or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the relevant trustee’s corporate trust offices. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of Debt Securities.

Notices

We and the Trustee or the trustee under the subordinated indenture, as applicable, will send notices regarding the Debt Securities only to registered holders, using the addresses as listed in the relevant trustee’s records. With respect to who is a registered “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the Trustee or the trustee under the subordinated indenture, as applicable, or any other paying agent.

Governing Law; Submission to Jurisdiction

The indenture is, and the subordinated indenture and the Debt Securities will be, governed by New York law, except that the subordination provisions in the subordinated indenture and certain provisions relating to the status of the Senior Debt Securities under Canadian law and to the bail-in acknowledgment of holders and beneficial owners of Debt Securities in the indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. By its acquisition of an interest in any Debt Securities, each holder or beneficial owner of that Debt Security is deemed to attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to actions, suits and proceedings arising out of or relating to the operation of the CDIC Act and the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the indenture and that Debt Security.

DESCRIPTION OF COMMON SHARES

CIBC’s authorized common share capital consists of an unlimited number of Common Shares, without nominal or par value, of which 917,769,363 were outstanding as at April 30, 2023.

The holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of CIBC, subject to the preference of holders of preferred shares. A holder of Common Shares is entitled to notice of and to attend all shareholders’ meetings, except meetings at which only holders of a specified class or series of shares are entitled to vote, and for all purposes will be entitled to one vote for each Common Share held. In the event of liquidation, dissolution or winding-up of CIBC, after payment of all outstanding deposits and debts and subject to the preference of any shares ranking senior to the Common Shares, the holders of Common Shares would be entitled to a pro rata distribution of the remaining assets of CIBC. The holders of Common Shares have no pre-emptive, subscription, redemption or conversion rights. The rights, preferences and privileges of the Common Shares are subject to the rights of the holders of preferred shares of CIBC.

The outstanding Common Shares are listed on the TSX and the NYSE under the symbol “CM.”

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered Securities issued in global, i.e. book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered Securities. Then we describe special provisions that apply to global Securities.

Who is the Legal Owner of a Registered Security?

Each Security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global Securities representing Securities. We refer to those who have Securities registered in their own names, on the books that we or the Trustee or the trustee under the subordinated indenture, as applicable, maintain for this purpose, as the “registered holders” of those Securities. Subject to limited exceptions, we and the Trustee or the trustee under the subordinated indenture, as applicable, are entitled to treat the registered holder of a Security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the Security and to exercise all the rights and power as an owner of the Security. We refer to those who own beneficial interests in Securities that are not registered in their own names as indirect owners of those Securities. As we discuss below, indirect owners are not registered holders, and investors in Securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners.    Unless otherwise noted in the applicable prospectus supplement, we will issue each Security in book-entry form only. This means Securities will be represented by one or more global Securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the Securities on behalf of themselves or their customers.

Subject to limited exceptions and applicable law, only the person in whose name a Security is registered is recognized as the holder of that Security. Consequently, for Securities issued in global form, we will recognize only the depositary as the holder of the Securities and we will make all payments on the Securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the Securities.

As a result, investors will not own Securities directly. Instead, they will own beneficial interests in a global Security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the Securities are issued in global form, investors will be indirect owners, and not registered holders, of the Securities.

Street Name Owners.    We may issue Securities initially in non-global form or we may terminate an existing global Security, as described below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” In these cases, investors may choose to hold their Securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those Securities through an account he or she maintains at that institution.

For Securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the Securities are registered as the holders of those Securities, and we will make all payments on those Securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Securities in street name will be indirect owners, not registered holders, of those Securities.

Registered Holders.    Subject to limited exceptions, our obligations, as well as the obligations of the Trustee or the trustee under the subordinated indenture, as applicable, and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the Securities. We do not have obligations to investors who hold beneficial interests in global Securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a Security or has no choice because we are issuing the Securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of Debt Securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant Securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the Securities being offered by this prospectus and the applicable prospectus supplements, whether they are the registered holders or only indirect owners of those Securities. When we refer to “your Securities” in this prospectus, we mean the Securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners.    If you hold Securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•        how it handles securities payments and notices;

•        whether it imposes fees or charges;

•        how it would handle a request for the holders’ consent, if ever required;

•        how it would exercise rights under the Securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•        if the Securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each Security in book-entry form only. Each Security issued in book-entry form will be represented by a global Security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any Security for this purpose is called the “depositary” for that Security. A Security will usually have only one depositary but it may have more. Each series of Securities will have one or more of the following as the depositaries:

•        DTC;

•        CDS Clearing and Depository Services Inc. (“CDS”);

•        Euroclear Bank SA/NV (“Euroclear”);

•        Clearstream Banking S.A. (“Clearstream”); or

•        any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global Security, investors may hold beneficial interests in that Security through CDS, Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your Securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.

A global Security may represent one or any other number of individual Securities. Generally, all Securities represented by the same global Security will have the same terms. We may, however, issue a global Security that represents multiple Securities of the same kind, such as debt securities that have different terms and are issued at different times. We call this kind of global Security a master global Security. The applicable prospectus supplements will not indicate whether your Securities are represented by a master global Security.

A global Security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all Securities represented by a global Security, and investors will be permitted to own only indirect interests in a global Security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose Security is represented by a global Security will not be a holder of the Security, but only an indirect owner of an interest in the global Security.

If the applicable prospectus supplement for a particular Security indicates that the Security will be issued in global form only, then the Security will be represented by a global Security at all times unless and until the global Security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the Securities through another book-entry clearing system or decide that the Securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities.    As an indirect owner, an investor’s rights relating to a global Security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as CDS, Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of Securities and instead deal only with the depositary that holds the global Security.

If Securities are issued only in the form of a global Security, an investor should be aware of the following:

•        an investor cannot cause the Securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the Securities, except in the special situations we describe below;

•        an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the Securities and protection of his or her legal rights relating to the Securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•        an investor may not be able to sell interests in the Securities to some insurance companies and other institutions that are required by law to own their Securities in non-book-entry form;

•        an investor may not be able to pledge his or her interest in a global Security in circumstances in which certificates representing the Securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•        the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global Security, and those policies may change from time to time. We and the Trustee or the trustee under the subordinated indenture, as applicable, will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global Security. We do not and the Trustee or the trustee under the subordinated indenture, as applicable, also do not supervise the depositary in any way;

•        the depositary may require that those who purchase and sell interests in a global Security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•        financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global Securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the Securities, and those policies may change from time to time. For example, if an investor holds an interest in a global Security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that Security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We and the Trustee or the trustee under the subordinated indenture, as applicable, do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.    If we issue any series of Securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global Securities, any beneficial owner entitled to obtain non-global Securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the Securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global Security will be terminated and interests in it will be exchanged for certificates in non-global form representing the Securities it represented. After that exchange, the choice of whether to hold the Securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global Security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global Security are as follows:

•        if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global Security and we do not appoint another institution to act as depositary within 60 days;

•        if we notify the Trustee or the trustee under the subordinated indenture, as applicable, that we wish to terminate that global Debt Security; or

•        if an event of default has occurred with regard to these Debt Securities and has not been cured or waived.

If a global Security is terminated, only the depositary, and neither we nor the Trustee or the trustee under the subordinated indenture, as applicable, for any Securities, is responsible for deciding the names of the institutions in whose names the Securities represented by the global Security will be registered and, therefore, who will be the registered holders of those Securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of Securities within the DTC system must be made by or through DTC participants, who will receive a credit for the Securities on DTC’s records. Transfers of ownership interests in the Securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the Securities. If less than all of the Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Securities. Under its usual procedures, DTC delivers an omnibus proxy to the Trustee or the trustee under the subordinated indenture, as applicable, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the Debt Securities will be made by the Trustee or the trustee under the subordinated indenture, as applicable, to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the Trustee or the trustee under the subordinated indenture, as applicable, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trustee or the trustee under the subordinated indenture, as applicable, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to CDS

CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include the underwriters which participate in the distribution of the Securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the Securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly-owned by The Canadian Depository for Securities Limited, a private corporation in Canada owned by TSX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the TSX and the Montreal stock exchange and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be depositary for a global Security. In addition, if DTC is the depositary for a global Security, CDS may, on behalf of CDS Participants, hold an interest in the global Security as a participant in DTC.

As long as any global Security is held by CDS, as depositary, you may hold an interest in the global Security only through an organization that participates, directly or indirectly, in CDS as a CDS Participant. If CDS is the depositary for a global Security and there is no depositary in the United States, you will not be able to hold interests in that global Security through any securities clearance system in the United States.

The information in this section concerning CDS and CDS’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. The CDS system could change its rules and procedures at any time. We have no control over this, CDS or its participants, and we take no responsibility for their activities. Transactions between CDS or CDS Participants, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear and Clearstream customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global Security. In addition, if DTC is the depositary for a global Security, Euroclear and Clearstream may hold interests in the global Security as participants in DTC.

As long as any global Security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global Security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global Security and there is no depositary in the United States, you will not be able to hold interests in that global Security through any securities clearance system in the United States.

The information in this section concerning Euroclear and Clearstream and each of their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. Payments, deliveries, transfers, exchanges, notices and other matters relating to the Securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream.    Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any Securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S investors who hold their interests in the Securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL INCOME TAX CONSEQUENCES

Canadian Taxation

In the opinion of Blake, Cassels & Graydon LLP, our Canadian federal income tax counsel, the following is a summary of the material Canadian federal income tax consequences under the Income Tax Act (Canada) and the regulations thereto (collectively, the “Canadian Tax Act”) generally applicable as of the date hereof to the acquisition, holding and disposition of a Security, any Common Shares acquired on an NVCC Automatic Conversion and any Common Shares or common shares of any affiliate of CIBC acquired on a Bail-in Conversion (such shares received on either an NVCC Automatic Conversion or a Bail-In Conversion referred to as “Conversion Common Shares”) by a purchaser who acquires the Security as beneficial owner at the time of its issuance pursuant to this prospectus and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC, and, in the case of a Debt Security, any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the Debt Security; (c) acquires and holds the Security and any Conversion Common Shares as capital property; (d) does not use or hold and is not deemed to use or hold the Security or any Conversion Common Shares in, or in the course of, carrying on a business in Canada; (e) in the case of a Debt Security, is entitled to receive all payments (including any interest and principal) made on the Debt Security; (f) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (g) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the Security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is based upon the current provisions of the Canadian Tax Act and an understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposals”) and assumes that all Proposals will be enacted in the form currently proposed. However, no assurance can be given that the Proposals will be enacted as proposed or at all. This summary does not otherwise take into account any changes in law or in administrative policies or assessing practices of the CRA, whether by legislative, administrative or judicial action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which may differ from those discussed herein.

For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must generally be converted into Canadian dollars based on the exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange acceptable to the Minister of National Revenue (Canada).

This summary does not address the possible application of the Proposals released on April 29, 2022 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”) to the Securities. The Canadian federal income tax consequences of the Hybrid Mismatch Proposals applicable to a particular offering of Securities, if any, will be described in the applicable prospectus supplement or pricing supplement related thereto.

This summary is of a general nature only and is not intended to be legal or tax advice to any particular Non-Resident Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Non-Resident Holders should consult their own tax advisors with respect to their particular circumstances.

Canadian federal income tax consequences applicable to Securities may be described particularly when such Securities are offered in the applicable prospectus supplement or pricing supplement related thereto and, in that event, the comments following will be superseded in such prospectus supplement or pricing supplement to the extent indicated therein.

Debt Securities

Interest paid or credited or deemed to be paid or credited on a Debt Security to a Non-Resident Holder (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the Debt Security in certain cases involving an assignment or other transfer of a Debt Security to a resident or deemed resident of Canada) will not be subject to Canadian non-resident withholding tax unless (other than in the case of a “prescribed obligation” as described below) such interest is “participating debt interest” for the purposes of the Canadian Tax Act. Interest paid or credited or deemed to be paid or credited on a Debt Security to a Non-Resident Holder will generally not be participating debt interest for the purposes of the Canadian Tax Act provided that no portion of such interest is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares. In particular, if any portion of interest paid or credited or deemed to be paid or credited on a Debt Security is to be calculated by reference to an index, exchange traded fund, reference basket of securities or other calculation mechanism that could be considered to be a proxy for or have a linkage with CIBC’s profitability or dividends paid by CIBC or another Canadian corporation, interest on such Debt Security may be subject to Canadian non-resident withholding tax. A prescribed obligation is an “indexed debt obligation” (as described below) in respect of which no amount payable is (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An indexed debt obligation is a debt obligation the terms of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money.

In the event that a Debt Security is redeemed, cancelled, repurchased or purchased, as the case may be, by CIBC or any other resident or deemed resident of Canada (a “Canadian Transferee”) from a Non-Resident Holder, or is otherwise assigned or transferred by a Non-Resident Holder, to a Canadian Transferee for an amount which exceeds, generally, the issue price thereof, all or a portion of such excess may be deemed to be interest and may be subject to Canadian non-resident withholding tax if: (i) all or a portion of such interest is participating debt interest and (ii) in certain circumstances, the Debt Security is not considered to be an “excluded obligation” for the purposes of the Canadian Tax Act. A Debt Security which is not an indexed debt obligation, that was issued for an amount not less than 97% of the principal amount (as defined for the purposes of the Canadian Tax Act) of the Debt Security, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the Debt Security was issued does not exceed 4/3 of the interest stipulated to be payable on the Debt Security, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an excluded obligation for this purpose.

In the event that a Debt Security held by a Non-Resident Holder is converted to Conversion Common Shares on an NVCC Automatic Conversion or Bail-in Conversion, the amount (the “Excess Amount”), if any, by which the fair market value of the common shares received on the conversion exceeds the sum of: (i) the price for which the Debt Security was issued, and (ii) any amount that is paid in respect of accrued and unpaid interest at the time of the conversion (the “Conversion Interest”), may be deemed to be interest paid to the Non-Resident Holder. There is a risk that the Excess Amount (if any) and the Conversion Interest could be characterized as “participating debt interest” and, therefore, subject to Canadian non-resident withholding tax unless certain exceptions apply.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Generally, there are no other Canadian federal income taxes that would be payable by a Non-Resident Holder as a result of holding or disposing of a Debt Security (including for greater certainty, any gain realized by a Non-Resident Holder on a disposition of a Debt Security) or conversion into Conversion Common Shares.

Common Shares

Dividends.    Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on Common Shares, including Conversion Common Shares where the issuer of such Conversion Common Shares is CIBC or another corporation resident in Canada for purposes of the Canadian Tax Act, will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Dispositions.    A Non-Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any Common Shares, including Conversion Common Shares, unless such shares constitute “taxable Canadian property” to the Non-Resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-Resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty.

Generally, the Common Shares, including Conversion Common Shares, will not constitute taxable Canadian property to a Non-Resident Holder provided that they are listed on a designated stock exchange (which currently includes the Toronto Stock Exchange and New York Stock Exchange) at the time of the disposition, unless, at any particular time during the 60 month period that ends at that time, the following conditions are met concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the applicable issuer’s share capital and (ii) more than 50% of the fair market value of the common shares of such issuer was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a Common Share, including a Conversion Common Share, may be deemed to be “taxable Canadian property” in certain other circumstances. Non-Resident Holders whose Common Shares or Conversion Common Shares may constitute taxable Canadian property should consult their own tax advisers with respect to their particular circumstances.

United States Taxation

The following is a summary of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of the Securities being offered by a U.S. Holder (as defined below). This section is the opinion of Mayer Brown LLP, our U.S. federal income tax counsel. This description only applies to Securities held as capital assets within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and issued by us.

This summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•        financial institutions;

•        insurance companies;

•        real estate investment trusts;

•        regulated investment companies;

•        grantor trusts;

•        tax-exempt organizations;

•        persons that will own Securities through partnerships or other pass-through entities;

•        dealers or traders in Securities or currencies;

•        certain former citizens or long-term residents of the United States;

•        holders subject to special tax accounting rules under Section 451(b) of the Code;

•        holders that will hold a Security as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•        holders that will hold or sell Securities as part of a wash sale for U.S. federal income tax purposes;

•        holders that actually or constructively own 10% or more of the combined voting power of our voting stock or of the total value of our stock; or

•        holders that have a functional currency other than the U.S. dollar.

This summary does not address the U.S. federal estate and gift tax, alternative minimum tax, or Medicare tax consequences of the acquisition, ownership or disposition of the Securities. This summary only addresses the U.S. federal income tax treatment of holders that acquire Debt Securities as part of the initial distribution at their issue price (as defined below).

Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the Securities and any consequences arising on account of the purchaser’s particular circumstances.

This summary is based on the Code, existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, as well as on the income tax treaty between the United States of America and Canada (the “Treaty”), each as available and as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Securities who for U.S. federal income tax purposes is any of the following:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Securities, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities.

Tax Consequences to U.S. Holders of Common Shares

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our Common Shares.

The tax treatment of your Common Shares will depend in part on whether or not we are classified as a passive foreign investment company (“PFIC”) for United States federal income tax purposes. Except as discussed below under “— PFIC Rules,” this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.

Taxation of Distributions

Under the United States federal income tax laws, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our Common Shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate U.S. Holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Common Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Common Shares generally will be qualified dividend income if, in the year that you receive the dividend, either the Common Shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty. Our Common Shares are listed on the New York Stock Exchange and we believe that we are currently eligible for the benefits of the Treaty. We therefore expect that dividends on the Common Shares will be qualified dividend income.

You must include any Canadian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Common Shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld or a reduction of the applicable withholding rate is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable or that could have been reduced will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.

Sale or Exchange of Common Shares

Subject to the PFIC rules described below, if you are a U.S. Holder and you sell or otherwise dispose of your Common Shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Common Shares. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that our Common Shares should not currently be treated as stock of a PFIC for United States federal income tax purposes, and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable supplement.

In general, if you are a U.S. Holder, we will be a PFIC with respect to you if for any taxable year in which you held our Common Shares:

•        at least 75% of our gross income for the taxable year is passive income or

•        at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. For this purpose, income derived in the active conduct of our banking business should not be treated as passive income.

If we are treated as a PFIC, and you are a U.S. Holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

•        any gain you realize on the sale or other disposition of your Common Shares and

•        any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the Common Shares begins, that are greater than 125% of the average annual distributions received by you in respect of the Common Shares during the three preceding taxable years or, if shorter, your holding period for the Common Shares that preceded the taxable year in which you receive the distribution).

Under these rules:

•        the gain or excess distribution will be allocated ratably over your holding period for the Common Shares,

•        the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•        the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC in a taxable year and our Common Shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your Common Shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your Common Shares at the end of the taxable year over your adjusted basis in your Common Shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Common Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your Common Shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Your Common Shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Common Shares, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the Common Shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own shares during any year that we are a PFIC with respect to you, you may be required to file IRS Form 8621.

Tax Consequences to U.S. Holders of Debt Securities

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our Debt Securities. This summary only addresses the U.S. federal income tax treatment of holders that acquire the Debt Securities as part of the initial distribution at their issue price (as defined below). This discussion does not address the U.S. federal income tax consequences of (i) Subordinated Debt Securities subject to Non-Viability Contingent Capital Provisions, (ii) Debt Securities denominated in a currency other than the U.S. dollar, or (iii) Debt Securities that are due to mature more than 30 years from the date on which they are issued. The U.S. federal income tax consequences of acquiring, owning and disposing of such Debt Securities will be described in an applicable supplement.

Characterization of Debt Securities

Subject to the discussion below regarding bail-inable debt securities, we generally intend to treat Debt Securities issued under this prospectus as debt for U.S. federal income tax purposes, unless otherwise indicated in the applicable supplement. The tax treatment of Debt Securities to which a treatment other than as debt may apply may be discussed in the applicable supplement. The following disclosure applies only to Debt Securities that are treated as debt for U.S. federal income tax purposes.

There is no authority that specifically addresses the U.S. federal income tax treatment of an instrument such as bail-inable debt securities. While we intend to treat bail-inable debt securities as debt for U.S. federal income tax purposes, the IRS could assert an alternative tax treatment of the bail-inable debt securities for U.S. federal income tax purposes, for example, that the bail-inable debt securities should be considered as equity for U.S. federal income tax purposes. There can be no assurance that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a U.S. Holder of bail-inable debt securities. However, treatment of bail-inable debt securities as equity for U.S. federal income tax purposes should not result in inclusions of income with respect to bail-inable debt securities that are materially different than the U.S. federal income tax consequences if the bail-inable debt securities are treated as debt for U.S. federal income tax purposes. In particular, if bail-inable debt securities are treated as equity for U.S. federal income tax purposes, it is unclear whether interest payments on the bail-inable debt securities that are treated as dividends for U.S. federal income tax purposes would be eligible to be treated as “qualified dividend income” for U.S. federal income tax purposes (which are generally taxed at preferential rates). Accordingly, it is likely that amounts treated as dividends for U.S. federal income tax purposes would be taxed at ordinary income tax rates. You should consult your own tax advisers regarding the appropriate characterization of, and U.S. federal income tax and other tax consequences of investing in, Debt Securities.

Payments of Stated Interest

Interest paid to a U.S. Holder on a Debt Security will be includible in the U.S. Holder’s gross income as ordinary income at the time they are paid or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, unless otherwise indicated in the applicable supplement, the Debt Securities will, for U.S. federal income tax purposes, be accounted for by CIBC as not being issued by its U.S. trade or business. Assuming this treatment is respected, interest on the Debt Securities will generally be income from sources outside the United States for U.S. federal income tax purposes. Subject to certain conditions and limitations, non-U.S. taxes, if any, withheld on interest payments may be treated as non-U.S. taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. Interest on the Debt Securities generally will constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income,” or “foreign branch income.” As an alternative to the tax credit, a U.S. Holder may elect to deduct such taxes (the election would then apply to all non-U.S. income taxes such U.S. Holder paid in that taxable year). The rules governing the U.S. foreign tax credit are complex. U.S. Holders are urged to consult their tax advisor regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Original Issue Discount

The following is a summary of the principal U.S. federal income tax consequences of the ownership of Debt Securities issued with original issue discount (“OID”). The following summary does not discuss Debt Securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes (which are discussed below under “— Contingent Payment Debt Instruments”).

A Debt Security, other than a Debt Security with a term of one year or less (a “Short-Term Security”), will be treated as issued with OID (a “Discount Security”) if the excess of the Debt Security’s “stated redemption price at maturity” over its issue price is equal to or greater than a de minimis amount (0.25% of the Debt Security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Security if the excess of the Debt Security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25% of the Debt Security’s stated redemption price at maturity multiplied by the weighted average maturity of the Debt Security. A Debt Security’s weighted average maturity is the sum of the following amounts determined for each payment on a Debt Security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s stated redemption price at maturity. Generally, the issue price of a Debt Security will be the first price at which a substantial amount of Debt Securities included in the issue of which the Debt Security is a part is sold to the public. The stated redemption price at maturity of a Debt Security is the total of all payments provided by the Debt Security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a Debt Security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “Variable Rate Securities”), applied to the outstanding principal amount of the Debt Security. Solely for the purposes of determining whether a Debt Security has OID, we will be deemed to exercise any call option that has the effect of decreasing the yield on the Debt Security, and the U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the Debt Security.

U.S. Holders of Discount Securities must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Securities. The amount of OID includible in income by a U.S. Holder of a Discount Security is the sum of the daily portions of OID with respect to the Discount Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Debt Security may be of any length selected by the U.S. Holder and may vary in length over the term of the Debt Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Debt Security occurs on either the final or first day of an accrual period. Under the constant yield method, the amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Security’s adjusted issue price at the beginning of the accrual period and the Discount Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Debt Security allocable to the accrual period. The “adjusted issue price” of a Discount Security at the beginning of any accrual period is the issue price of the Debt Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Debt Security that were not qualified stated interest payments.

Variable Interest Rate Securities

Debt Securities that provide for interest at variable or floating rates (“Variable Interest Rate Securities”) generally will bear interest at a “qualified floating rate” and thus will be treated as “variable rate debt instruments” under U.S. Treasury regulations governing accrual of OID. A Variable Interest Rate Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total non-contingent principal payments due under the Variable Interest Rate Security by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is fixed throughout the term of the Debt Security.

An “objective rate” is a rate that is not itself a qualified floating rate, but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Security which is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Security is issued at a “true” discount (i.e., at a price below the Security’s stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security.

In general, any other Variable Interest Rate Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Security. Such a Variable Interest Rate Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security. In the case of a Variable Interest Rate Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Security as of the Variable Interest Rate Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Security during the accrual period.

If a Variable Interest Rate Security, such as a Debt Security the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Security may be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Securities that are treated as contingent payment debt obligations are discussed below under “— Contingent Payment Debt Instruments.”

We may in certain circumstances modify a Variable Interest Rate Security to change the relevant base rate to a successor base rate (such change, a “Base Rate Modification”). It is possible that a Base Rate Modification will be treated as a deemed exchange of old Debt Securities for new Debt Securities, which may be taxable to U.S. Holders.

Short-Term Securities

In general, an individual or other cash basis U.S. Holder of a Short-Term Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the Short-Term Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Securities in an amount not exceeding the deferred income until the deferred income (including acquisition discount) is realized. For this purpose, acquisition discount is the excess, if any, of the Debt Security’s stated redemption price at maturity over the U.S. Holder’s basis in the Debt Security.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Security are included in the Short-Term Security’s stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Security as if the Short-Term Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Security. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Sale, Exchange, Retirement or Other Disposition of Debt Securities

Upon the sale, exchange, retirement or other disposition of a Debt Security, a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other disposition, other than accrued but unpaid interest which will be taxable as interest, and such U.S. Holder’s adjusted tax basis in the Debt Security. A U.S. Holder’s adjusted tax basis in a Debt Security generally will equal the cost of the Debt Security to such U.S. Holder, and any such gain or loss will generally be capital gain or loss. For a non-corporate U.S. Holder, under current law, the maximum marginal U.S. federal income tax rate applicable to the gain will be generally lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if the U.S. Holder’s holding period for the Debt Securities exceeds one year (i.e., such gain is long-term capital gain). Any gain or loss realized on the sale, exchange, retirement or other disposition of a Debt Security generally will be treated as U.S. source gain or loss, as the case may be. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of a Debt Security. The deductibility of capital losses is subject to limitations.

Contingent Payment Debt Instruments

If the terms of Debt Securities that mature more than one year from their date of issuance provide for certain contingencies that affect the timing and amount of payments (including Debt Securities with a variable rate or rates that do not qualify as “variable rate debt instruments” for purposes of the original issue discount rules) they will be “contingent payment debt instruments” for U.S. federal income tax purposes. Under the rules that govern the treatment of contingent payment debt instruments, no payment on such Debt Securities qualifies as qualified stated interest. Rather, a U.S. Holder must account for interest for U.S. federal income tax purposes based on a “comparable yield” and the differences between actual payments on the Debt Security and the Debt Security’s “projected payment schedule” as described below. The comparable yield is determined by us at the time of issuance of the Debt Security. The comparable yield may be greater than or less than the stated interest, if any, with respect to the Debt Securities. Solely for the purpose of determining the amount of interest income that a U.S. Holder will be required to accrue on a contingent payment debt instrument, we will be required to construct a “projected payment schedule” that represents a series of payments the amount and timing of which would produce a yield to maturity on the contingent payment debt instrument equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that the contingent payment debt instrument will pay.

For U.S. federal income tax purposes, a U.S. Holder will be required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a Debt Security treated as a contingent payment debt instrument, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

A U.S. Holder, regardless of the holder’s method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on a contingent payment debt instrument at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the contingent payment debt instrument (as set forth below).

A U.S. Holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a contingent payment debt instrument for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a contingent payment debt instrument for a taxable year:

•        will first reduce the amount of interest in respect of the contingent payment debt instrument that a holder would otherwise be required to include in income in the taxable year; and

•        to the extent of any excess, will give rise to an ordinary loss equal to so much of this excess as does not exceed the excess of:

•        the amount of all previous interest inclusions under the contingent payment debt instrument over

•        the total amount of the U.S. Holder’s net negative adjustments treated as an ordinary loss on the contingent payment debt instrument in prior taxable years.

A net negative adjustment is not subject to the limitations imposed on miscellaneous itemized deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the contingent payment debt instrument or to reduce the amount realized on a sale, exchange or retirement of the contingent payment debt instrument. In addition, special rules apply for purposes of determining the amount and timing of an adjustment where the amount of a contingent payment becomes fixed more than six months before the payment is due.

Upon a sale, exchange or retirement of a contingent payment debt instrument, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted basis in the contingent payment debt instrument. A U.S. Holder’s adjusted basis in a Debt Security that is a contingent payment debt instrument generally will be the acquisition cost of the Debt Security, increased by the interest previously accrued by the U.S. Holder on the Debt Security under these rules, disregarding any net positive and net negative adjustments, and decreased by the amount of any non-contingent payments and the projected amount of any contingent payments previously made on the Debt Security. A U.S. Holder generally will treat any gain as interest income, and any loss as an ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as a capital loss. The deductibility of capital losses is subject to limitations. In addition, if a holder recognizes loss above certain thresholds, the holder may be required to file a disclosure statement with the IRS.

Other Variations

To the extent we issue floating rate Debt Securities, index linked Debt Securities, original issue discount Debt Securities, equity linked Debt Securities, credit linked Debt Securities, commodity linked Debt Securities, non-U.S. currency Debt Securities, dual currency Debt Securities or any other Debt Securities where the above summary is not applicable or does not contain a summary of all of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of any such Debt Securities by a U.S. Holder, the applicable prospectus supplement, product supplement or pricing supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of Debt Security as appropriate.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements apply to certain payments of dividends on Common Shares, and principal of, and interest on, an obligation and to proceeds of the sale or redemption of Common Shares or an obligation, to certain non-corporate holders of Securities that are U.S. persons. Information reporting generally will apply to payments of dividends on Common Shares, and principal of, and interest on, Debt Securities, and to proceeds from the sale or redemption of, Common Shares or Debt Securities within the United States, or by a U.S. payor or U.S. middleman, to a holder of Common Shares or Debt Securities that is a U.S. person (other than an exempt recipient, including a corporation, and certain other persons). The payor will be required to backup withhold on payments made within the United States, or by a U.S. payor or U.S. middleman, on Common Shares or a Debt Security to a holder of Common Shares or a Debt Security that is a U.S. person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Additionally, U.S. Holders that are individuals (and, to the extent provided in future regulations, certain entities) may be required to disclose information about their Securities on Form 8938 — Statement of Specified Foreign Financial Assets — if the aggregate value of their Securities and their “specified financial assets” exceeds US$50,000 (or other thresholds depending on the individual’s exact circumstances). Significant penalties can apply if a U.S. Holder fails to disclose its specified foreign financial assets. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (commonly known as “FATCA”) imposes a reporting regime and a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution,” or “FFI” (as defined by FATCA)) that does not become a “Participating FFI” by entering into an agreement with the IRS to, among other things, provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA.

This withholding regime will apply to “foreign passthru payments” (a term not yet defined) no earlier than the date that is two years after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are published in the Federal Register. In the case of “foreign passthru payments,” this withholding would potentially apply to payments in respect of our Common Shares and any Debt Securities that are not “grandfathered obligations.” A grandfathered obligation includes any obligation that is executed on or before the date that is six months after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are filed with the Federal Register, and such obligation is not materially modified after such date. If any Debt Securities are treated as grandfathered obligations, and additional Debt Securities of the same series issued later in time are not treated as grandfathered obligations, there may be negative consequences for the existing earlier issued Debt Securities, including a negative impact on market price.

If an amount in respect of FATCA withholding were to be deducted or withheld from dividends, interest, principal or other payments made in respect of the Securities, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding. As a result, investors may receive less dividends, interest or principal than expected.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

CIBC may sell the Securities (i) through underwriters or dealers; (ii) through agents; or (iii) directly to one or more purchasers pursuant to applicable statutory exemptions. The Securities may be sold in one or more transactions at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The prospectus supplement for any Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any Investment Dealers, the purchase price of such Securities, the proceeds to CIBC from such sale, any underwriting discounts and other items constituting Investment Dealers’ compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to any Investment Dealer. Only Investment Dealers so named in the applicable prospectus supplement are deemed to be Investment Dealers in connection with the Securities offered thereby.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the applicable prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters may be changed from time to time.

The Securities may also be sold directly by CIBC at such prices and upon such terms as agreed to by CIBC and the purchaser or through agents designated by CIBC from time to time. Any agent involved in the offering and sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by CIBC to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

CIBC may agree to pay Investment Dealers a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general corporate funds of CIBC. Investment Dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with CIBC to indemnification by CIBC against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such Investment Dealers may be required to make in respect thereof.

In connection with any offering of the Securities (unless otherwise specified in the applicable prospectus supplement), the Investment Dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

The Securities offered under this prospectus have not been qualified for sale under the securities laws in any jurisdiction outside the United States where action for that purpose is required and, unless otherwise provided in the prospectus supplement relating to a particular issue of Securities, will not be offered or sold, directly or indirectly, in any jurisdiction outside the United States. Each Investment Dealer will be required to comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells Securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and we shall have no responsibility in relation to this.

There is currently no market through which the Debt Securities offered hereunder may be sold and purchasers may not be able to resell such Debt Securities purchased under this prospectus. This may affect the pricing of such Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Debt Securities, and the extent of issuer regulation.

Market-Making Resales by CIBC and Its Affiliates

This prospectus may be used by CIBC, CIBC World Markets Corp. or certain other of CIBC’s affiliates (the “Market Makers”) in connection with offers and sales of the Securities in market-making transactions. A Market Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market Maker may resell a Security it acquires from other holders, after the original offering and sale of the Security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market Maker acts as principal, or as agent for both counterparties in a transaction in which the Market Maker does not act as principal. The Market Makers may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of CIBC that may engage in transactions of this kind and may use this prospectus for this purpose may include, among others, CIBC World Markets Inc. The Securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. CIBC does not expect to receive any proceeds from market-making transactions, except to the extent CIBC is entitled to the proceeds of sales of securities made by it in such transactions. CIBC does not expect that any Market Maker will pay any proceeds from its market-making resales to CIBC. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless CIBC or an agent informs you in your confirmation of sale that your Security is being purchased in its original offering and sale, you may assume that you are purchasing your Security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the Securities will be distributed by an affiliate of CIBC, each such offering of Securities will be conducted in compliance with the requirements of Rule 5121 of the U.S. Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of securities of an affiliate. No affiliate of CIBC nor any other FINRA member participating in an initial offering of Securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without prior specific written approval of the customer. In the event that any FINRA member participates in a public offering of these Securities, the underwriting discounts and commissions on such Securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST CIBC, ITS MANAGEMENT AND OTHERS

CIBC is a Canadian chartered bank. Many of its directors and executive officers, including many of the persons who signed the registration statement, of which this prospectus forms a part, and some of the experts named in this document, reside outside the United States, and a substantial portion of CIBC’s assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for United States investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

CIBC has been advised by Blake, Cassels & Graydon LLP, its Canadian counsel, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the forum in which the United States proceedings occur such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive and for a sum certain; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. CIBC has been advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Canadian court within any applicable limitation period; (ii) the Canadian court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or if there is another subsisting judgment in any jurisdiction relating to the same cause of action as the United States judgment; (iii) the Canadian court will render judgment only in Canadian dollars; and (iv) an action in the Canadian court on the United States judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under the law of the applicable Canadian province would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the enforcement of the United States judgment is contrary to or inconsistent with public policy of the applicable Canadian province or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in such statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

VALIDITY OF SECURITIES

The validity of the Debt Securities will be passed upon by Mayer Brown LLP, New York, New York, as to matters of New York law, and by Blake, Cassels & Graydon LLP, Toronto, Ontario as to matters of the laws of the Province of Ontario and the federal laws of Canada applicable therein.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from CIBC’s 2022 Annual Report and the effectiveness of CIBC’s internal control over financial reporting as of October 31, 2022 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which express unqualified opinions and which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Item 8. Indemnification of Directors and Officers

Under the Bank Act and the by-laws of Canadian Imperial Bank of Commerce (the “Bank”), the Bank indemnifies any director or officer of the Bank, any former director or officer of the Bank, and any other person who acts or acted at the Bank’s request as a director or officer of or in a similar capacity for another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the Bank or other entity; provided (1) the person acted honestly and in good faith with a view to the best interests of, as the case may be, the Bank or the other entity for which they acted at the Bank’s request as a director or officer or in a similar capacity; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful.

These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

The Bank has obtained director’s and officer’s liability insurance coverage, which, subject to policy terms and limitations, provides indemnification and reimbursement coverage for directors and officers of the Bank and of its subsidiaries in certain circumstances where the Bank is unable to provide indemnification to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Bank pursuant to the provisions described above, or otherwise, the Bank has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	By-laws of the Registrant (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K filed by the Registrant on April 7, 2022)
4.1

Senior Debt Indenture dated as of September 14, 2010, between the Registrant and The Bank of New York Mellon (included as Exhibit 99.1 to the Bank’s Form 6-K report filed with the SEC on September 15, 2010 (File No. 1-14768) and incorporated by reference herein)

4.2

First Supplemental Indenture, dated as of April 2, 2019, between the Registrant and The Bank of New York Mellon (included as Exhibit 99.2 to the Bank’s Form 6-K report filed with the SEC on April 2, 2019 (File No. 1-14768) and incorporated by reference herein)

4.3	Form of Subordinated Debt Indenture. (included as Exhibit 7.2 to the Bank’s Registration Statement on Form F-9 (File No. 333-168062) and incorporated by reference herein)
5.1**	Opinion of Mayer Brown LLP, U.S. counsel for the Registrant, as to the validity of the Debt Securities
5.2**	Opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Registrant, as to the validity of the Debt Securities and the Common Shares
8.1**	Opinion of Mayer Brown LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation
8.2**	Opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Registrant, as to certain matters of Canadian federal income taxation
23.1***	Consent of Ernst & Young LLP
23.2**	Consent of Mayer Brown LLP (Included in Exhibits 5.1 and 8.1)
23.3**	Consent of Blake, Cassels & Graydon LLP (included in Exhibits 5.2 and 8.2)

Exhibit No.	Description
24.1**	Powers of Attorney
25.1**	Form T-1 Statement of Eligibility of The Bank of New York Mellon, as trustee under the Senior Debt Indenture
25.2****	Form T-1 Statement of Eligibility of trustee under subordinated indenture
107***	Calculation of Filing Fee Table

____________

*        To be filed by post-effective amendment or on Form 6-K and incorporated by reference herein in connection with an offering of securities.

**      Previously filed.

***    Filed herewith.

****  To be filed later as a 305B2 application if needed.

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II to this Registration Statement.

Item 10. Undertakings

The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the Registrant is relying on Rule 430B:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)   Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(7)    That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in Item 8 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on September 5, 2023.

CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ Kikelomo Lawal
Name:	Kikelomo Lawal
Title:	Executive Vice-President and Chief Legal Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 5, 2023:

Name	Position
*	President and Chief Executive Officer; Director
Victor G. Dodig	(Principal Executive Officer)
*	Senior Executive Vice-President and Chief Financial Officer
Hratch Panossian	(Principal Financial Officer)
*	Executive Vice-President and Controller
Christopher J. Anderson	(Controller)
*	Director
Ammar Aljoundi
*	Director
Charles J.G. Brindamour
*	Director
Nanci E. Caldwell
*	Director
Michelle L. Collins
*	Director
Luc Desjardins
*	Director
Kevin J. Kelly
*	Director
Christine E. Larsen
*	Director
Mary Lou Maher
*	Director
William F. Morneau

Name	Position
*	Director
Katharine B. Stevenson
*	Director
Martine Turcotte
*	Director
Barry L. Zubrow
By:	/s/ Kikelomo Lawal
Kikelomo Lawal
Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Canadian Imperial Bank of Commerce in the United States, on September 5, 2023.

/s/ Achilles M. Perry
Achilles M. Perry